POWER OF ATTORNEY

Know All Men By These Presents:

That Douglas J. Hertz has made, constituted and appointed, and by these presents does make, constitute and appoint the Chief Executive Officer
(CEO) and the Chief Financial Officer (CFO) of SouthState
Corporation (the Company), or either of them, my lawful attorney for me and in my name, place and stead, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as I might or could do it personally present, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney or substitute shall lawfully do or cause to be done by virtue hereof in connection with the execution and delivery of the following documents for and on behalf of the undersigned:

All Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and to do and perform all necessary or desirable acts to complete and execute any of those Forms 3, 4 or 5 or any amendments, and timely file those Forms with the Securities and Exchange Commission and any stock exchange or similar authority; and take other action in connection with the foregoing which, in the opinion of either the CEO or the CFO is in my best interests or legally required.

In Witness Whereof, I have hereunto set my hand and seal the 1st day of March, 2022.

Signed, sealed and delivered in the presence of:


/s/ Catrice Shearer	  			 /s/ Douglas J. Hertz
Witness Signature				 Douglas J. Hertz
						 42745 US Hwy 27
Catrice Shearer 				 Davenport, FL 33837
Printed Name



/s/ Peter A. Moraitakis
Witness Signature

Peter A. Moraitakis
Printed Name


STATE OF Georgia
COUNTY OF Cobb

The foregoing instrument was acknowledged before me this 1st day of March, 2022 by Shawn Ashworth

							/s/ Shawn Ashworth
							Shawn Ashworth
							Printed Name
							Notary Public, State of Georgia

Personally Known X     or Produced Identification
Type of Identification Produced: